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Exhibit 10.1

AMENDMENT NO. 1

        THIS AMENDMENT NO. 1, dated as of July 22, 2005 (this "Amendment"), of that certain Credit Agreement referenced below is by and among SABRE INC., a Delaware corporation (the "Borrower"), the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H

        WHEREAS, a $300 million revolving credit facility has been established in favor of the Borrower pursuant to the terms of that certain Credit Agreement, dated as of June 15, 2004 (as amended, restated, extended, supplemented or otherwise modified, the "Credit Agreement"), among the Borrower, the Lenders party thereto and BANK OF AMERICA, N.A., as Administrative Agent;

        WHEREAS, the Borrower has requested certain modifications to the terms of the Credit Agreement; and

        WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1.     Amendments to the Credit Agreement. The Credit Agreement is hereby amended in the following respects:

        1.1   Defined Terms. The following defined terms are added to Section 1.01 or, if already defined therein, amended and restated in their entirety to read as follows:

          "Amendment No. 1 Effectiveness Date" means the date on which the Administrative Agent determines that each condition precedent of Section 2 of Amendment No. 1, dated as of July 22, 2005, by and among the Borrower, the Lenders identified on the signature pages thereto and the Administrative Agent, has been met.

          "Consolidated Net Worth" means, as of any date, consolidated shareholders' equity or net worth of the Consolidated Group as determined in accordance with GAAP, but excluding, for purposes hereof, foreign currency translation adjustments of up to $200 million at any time.

        1.2   Increase in Revolving Commitments Available Under Accordion. In the lead-in to Section 2.01(d), the references to "ONE HUNDRED MILLION DOLLARS ($100,000,000)" and "FOUR HUNDRED MILLION DOLLARS ($400,000,000)" are amended to refer instead to "TWO HUNDRED MILLION DOLLARS ($200,000,000)" and "FIVE HUNDRED MILLION DOLLARS ($500,000,000)", respectively.

        1.3   Use of Proceeds Representation and Warranty. Section 5.07 is amended and restated in its entirety to read as follows:

          5.07 Use of Proceeds. Except as otherwise contemplated by the Credit Documents, the Borrower shall not use any Credit Extension for any purpose other than working capital, acquisitions, dividends, capital expenditures and other lawful corporate purposes, and provided that notwithstanding anything herein to the contrary, Credit Extensions hereunder to be used, directly or indirectly, for the purpose of paying principal on, or otherwise providing credit support for, any bridge loan of the Borrower or the Parent will not at any time exceed an amount equal to fifty percent (50%) of the Aggregate Revolving Commitments then in effect.

        1.4   Use of Proceeds Affirmative Covenant. Section 6.11 is amended and restated in its entirety to read as follows:

          6.11 Use of Proceeds.

          Use the proceeds of Credit Extensions for the purposes permitted under Section 5.07 and not otherwise in contravention of the terms of this Credit Agreement.

        1.5   Financial Covenants. The Consolidated Leverage Ratio in Section 7.05(a) is amended and restated in its entirety to read as follows:

          (a)   Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio, as of the last day of each fiscal quarter to be greater than the ratio shown below:

Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
Amendment No. 1 Effectiveness Date through March 30, 2006	3.75 to 1.0
June 30, 2006 through September 30, 2006	3.50 to 1.0
December 31, 2006 through March 31, 2007	3.25 to 1.0
June 30, 2007 and thereafter	3.00 to 1.0

        1.6   Limitations on Dividends, Stock Repurchases and Redemptions. Section 7.08 is amended and restated in its entirety to read as follows:

          7.08 Dividends, Stock Repurchases and Redemptions.

          The Borrower shall not declare and make dividend payments or other distributions or purchase, redeem or otherwise acquire shares of Capital Stock of the Borrower or the Parent in excess of $150 million per fiscal year, except for the purpose of debt service on Funded Debt of the Parent (other than a bridge loan), and unless after giving effect thereto, the Consolidated Group shall have more than $400 million in cash and marketable securities on hand.

        1.7   Replacement of Lenders. Section 10.13 is amended and restated in its entirety to read as follows:

          10.13 Replacement of Lenders.

          If (i) any Lender requests compensation under Section 3.04, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or (iii) a Lender does not consent (a "Non-Consenting Lender") to a proposed change, waiver, discharge or termination with respect to any Credit Document that has been approved by the Required Lenders as provided in Section 10.01 but requires unanimous consent of all Lenders and, or (iv) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Credit Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

            (a)   the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b)(iv);

            (b)   such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

            (c)   in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

            (d)   such assignment does not conflict with applicable Laws; and

            (e)   in the case of any such assignment resulting from a Non-Consenting Lender's failure to consent to a proposed change, waiver, discharge or termination with respect to any Credit Document, the applicable replacement bank or financial institution consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender's Commitments and outstanding Loans and participations in L/C Obligations pursuant to this Section 10.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

    A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

        2.     Conditions Precedent. This Amendment shall be effective immediately upon receipt by the Administrative Agent of all of the following, each in form and substance satisfactory to the Administrative Agent and the Lenders:

          (a)   Executed Amendment. Counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent.

          (b)   Consummation of Acquisition. Evidence reasonably satisfactory to the Administrative Agent and the Required Lenders that Sabre or one of its Subsidiaries shall have acquired all or substantially all of the outstanding share capital of Lastminute.com PLC, a company organized under the laws of England and Wales.

          (c)   Secretary's Certificate. A duly executed certificate of a Responsible Officer of the Borrower, attaching each of the following documents and certifying that each is true, correct and complete and in full force and effect as of the Amendment No. 1 Effectiveness Date:

            (i)    Resolutions. Copies of its resolutions approving and adopting this Amendment, the transactions contemplated therein, and authorizing the execution and delivery hereof; and

            (ii)   Incumbency. Incumbency certificates identifying the Responsible Officers of the Borrower who are authorized to execute this Amendment and related documents and to act on the Borrower's behalf in connection with this Amendment and the Credit Documents.

          (d)   Legal Opinions. Opinions of legal counsel to the Borrower in form and substance acceptable to the Administrative Agent.

          (e)   Fees. The arrangement fees and all other fees due in connection herewith, which fees shall be deemed fully earned and due and payable on the effective date of this Amendment.

        For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.

        3.     Effectiveness of Amendment. On and after the Amendment No. 1 Effectiveness Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

        4.     Representations and Warranties; Defaults. The Borrower affirms the following:

          (a)   all necessary action to authorize the execution, delivery and performance of this Amendment has been taken;

          (b)   after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period); and

          (c)   before and after giving effect to this Amendment, no Default or Event of Default shall exist.

        6.     Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

        7.     Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen, PLLC.

        8.     Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party's original executed counterpart and shall constitute a representation that such party's original executed counterpart will be delivered.

        9.     Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

[SIGNATURES ON FOLLOWING PAGES]

        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	SABRE INC.
By:
Name: Title:
ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
By:
Name: Title:
LENDERS:	BANK OF AMERICA, N.A., as L/C Issuer, Swingline Lender and as a Lender
By:
Name: Title:
CITIBANK, N.A., as a Lender
By:
Name: Title:
SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By:
Name: Title:
UFJ BANK LIMITED, as a Lender
By:
Name: Title:
JPMORGAN CHASE BANK, N.A. as a Lender
By:
Name: Title:

AMEGY BANK NATIONAL ASSOCIATION, as a Lender
By:
Name: Title:
THE BANK OF NEW YORK, as a Lender
By:
Name: Title:
BANCA NAZIONALE DEL LAVORO SPA, NEW YORK BRANCH, as a Lender
By:
Name: Title:
COMERICA BANK, as a Lender
By:
Name: Title:
COLLEGE STREET INVESTORS, as a Lender
By:
Name: Title:

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  Exhibit 10.1